UNITED STATES SECURITY AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

  Pursuant to Section 13 or (of) 15 (d) of the Securities Exchange Act of 1934

                        Date of Report: October 25, 2005
                Date of earliest event reported: October 19, 2005

                                 NOVA OIL, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                     NEVADA
                 (State or Other Jurisdiction of Incorporation)

                              000-32531 84-0811034
(Commission File Number) (IRS Employer Identification Number)

                               17922 N. Hatch Road
                               Colbert, Washington
                    (Address of Principal Executive Offices)

                                   99005-9377
                                   (Zip Code)

                                 (509) 466-0576
              (Registrant's Telephone Number, Including Area Code)


                                       N/A
          (Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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ITEM 5.03         AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS.

On October 19, 2005, the shareholders of the Company, at its annual meeting, ratified an amendment to the Company's Articles of Incorporation, authorizing a change in capitalization, to wit: the total number of shares which the Corporation has authority to issue is 505,000,000 of which (a) 5,000,000 shares is preferred Stock, par value $0.0001 per share, and (b) 500,000,000 shares Common Stock, par value of $0.001 per share.


ITEM 8.01         OTHER EVENTS.

A. On October 19, 2005, the shareholders of the Company, at their annual meeting, approved certain proposals, as follows:

         o Elected Paul E. Fredericks, Bruce E. Cox, and Arthur P. Dammarell, Jr. as Directors of the Company

         o DeCoria, Maichel & Teague P.S., was selected as the Company's independent registered accountants for the year ending December 31, 2005.

         o    Ratified and approved the 2005 Nova Oil Stock Incentive Plan.

         o Ratified and approved the June 30, 2005 sale of the Smith-Boswell #1 and Steinbach Unit #1 wells.

B. On October, 19, 2005, the Board of Directors nominated and elected the following individuals as officers of the Company:

                  Paul E. Fredericks, President
                  Arthur P. Dammarell, Jr., Treasurer
                  Bruce E. Cox, Secretary


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        NOVA OIL, INC.
                                       (Registrant)

                                By: /s/ ARTHUR P. DAMMARELL, JR.
                                ------------------------------------------------
                                Arthur P. Dammarell, Jr., Treasurer and Director

Dated:   October 21, 2005